AMENDMENT

This Amendment (the "**Amendment**"), made this 5th day of November,2020, is made by and between IOTA Communications, Inc., a Delaware corporation formerly known as Solbright Group, Inc., (the "**Company**"), and AIP Asset Management Inc., in its capacity as Security Agent for the Holders ("**AIP**").

Reference is hereby made to the Note Purchase Agreement made as of October 31, 2018, as amended (the "**Agreement**"), by and between the Company and AIP and the Holders and to the Debt Restructuring Agreement With Forced Conversion Rights made as of August 31, 2020 (the "**Debt Restructuring Agreement**"), by and between the Company and AIP. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Company has been unable to meet certain deadlines set out in the Debt Restructuring Agreement;

WHEREAS, AIP desires to grant the Company an extension of time to satisfy certain deadlines set out in the Debt Restructuring Agreement;;

NOW THEREFORE, the parties agree as follows:

1. Company agrees to issue, and the Noteholders agree to purchase, Additional Notes in the aggregate Principal Amount of $500,000 as soon as practicable upon the execution of this Agreement, subject to the terms and conditions of the Agreement.

2. Section 4 of the Debt Restructuring Agreement is hereby amended to read in its entirety as follows "The Security Agent hereby waives compliance by the Company with, and waives any Default associated with the Company's failure to comply with, the following covenants set forth in Sections 8.1(b) and 8.1(o) of the Agreement, provided the Company:

   A. Raises $3,000,000 of additional equity capital at a price no less favorable than $0.12 per unit (each unit comprising one share of common stock and one warrant to purchase one share of common stock) no later than January 10, 2021; of this $3,000,000 of additional equity capital, $1,000,000 must be raised no later than November 13, 2020, and $2,000,000 must be raised no later than November 20, 2020
   B. Files with the S.E.C. restated financial statements for the second quarter of its current fiscal year prior to November 12, 2020;
   C. Files with the S.E.C. restated financial statements for the third quarter of its fiscal year prior to November 30, 2020;

D. Files with the S.E.C. audited annual financial statements for its current fiscal year prior to December 31, 2020;
E. Files an application for its shares to be traded on the NASDAQ no later than January 15, 2021; and
F. Becomes current in its reporting obligations under the Securities Exchange Act of 1934 by January 30, 2021.

3. Except as superseded in this Amendment, the terms and conditions of the Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of as of November 5, 2020.

IOTA COMMUNICATIONS, INC.	**AIP ASSET MANAGEMENT INC.,** *in its capacity as Security Agent for the Holders*
By: ______________________	By: ______________________
Name: Terrence DeFranco	Name: Jay Bala, CFA
Title: Chief Executive Officer	Title: President